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                                                                   EXHIBIT 10.53

          FORBEARANCE AGREEMENT AND THIRD AMENDMENT TO LOAN INSTRUMENTS


         This FORBEARANCE AGREEMENT AND THIRD AMENDMENT TO LOAN INSTRUMENTS (this "AGREEMENT"), dated as of June 7, 2001, is between AQUIS WIRELESS COMMUNICATIONS, INC., a Delaware corporation ("Borrower"), and FINOVA CAPITAL CORPORATION, a Delaware corporation ("FINOVA"), in its individual capacity and as agent for all Lenders (this and all other capitalized terms used but not elsewhere defined herein are defined in Section 2 below).

                                    RECITALS

         A. Borrower and FINOVA entered into an Amended and Restated Loan Agreement dated as of January 31, 2000 (the "Original Loan Agreement"), as amended by a First Amendment to Loan Instruments dated as of April 12, 2000 (the "First Amendment") between Borrower and FINOVA and as further amended by a Second Amendment to Loan Instrument dated as of September 27, 2000 between Borrower and FINOVA, pursuant and subject to the terms and conditions of which Lenders agreed to make loans and other financial accommodations to Borrower. The Original Loan Agreement, as amended by the First Amendment and the Second Amendment, is referred to herein as the "Loan Agreement."

         B. Certain Events of Default, each as described on Exhibit A attached hereto (the "Subject Defaults"), have occurred under the Loan Agreement. As a result of the Subject Defaults, FINOVA is entitled to accelerate Borrower's Obligations and to exercise all rights and remedies available to FINOVA to collect Borrower's Obligations.

         C. Borrower has requested that FINOVA forbear from accelerating Borrower's Obligations and exercising its rights and remedies to collect Borrower's Obligations on account of the Subject Defaults.

         D. FINOVA is willing to forbear on the terms and conditions and for the period of time set forth herein.

         NOW, THEREFORE, in consideration of the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, Borrower and FINOVA agree as follows:

         1. Incorporation of Recitals. The Recitals set forth above are incorporated herein, are acknowledged by Borrower, Agent and Lenders to be true and correct and by this reference are made a part hereof.

         2. Definitions. All capitalized terms used but not elsewhere defined herein shall have the respective meanings ascribed to such terms in the Loan Agreement, as amended by this Agreement.

         3. Statement of Account. Borrower and FINOVA acknowledge and agree that as of June 1, 2001:
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         (a) The Principal Balance was $26,249,355.00;

         (b) the aggregate amount of all accrued and unpaid interest on the Principal Balance then due and payable was $1,322,358.52;

         (c) the aggregate amount of all accrued and unpaid fees under Section
2.7 of the Loan Agreement was $1,000,000, consisting of (i) $250,000 then due and payable and $750,000 due and payable on the Maturity Date (as defined in the Loan Agreement);

         (d) the aggregate amount of all accrued and unpaid late charges then due and payable pursuant to Section 2.6 of the Loan Agreement was $31,440.51; and

         (e) the aggregate amount of all attorneys' fees and expenses incurred by FINOVA in connection with the Loan Agreement and the other Loan Instruments and not previously paid by Borrower to FINOVA pursuant to Section 11.1 of the Loan Agreement was $9,834.72.

Borrower and FINOVA agree that for all purposes under the Loan Agreement and the other Loan Instruments that from and after June 1, 2001 the amounts set forth in the preceding clauses (b), (c), (d) and (e) shall be deemed to have been added to the Principal Balance as of June 7, 2001.

         4. Amendments to Loan Instruments. The Loan Instruments are amended as set forth below:

            (a) Section 1.1 - Amended Definitions. Section 1.1 of the Loan Agreement is amended by deleting the current versions of the following definitions and substituting the following versions of such definitions in appropriate alphabetical order:

                 Default Rate: the Base Rate from time to time in effect plus
            8.0% per annum.

                 Default Rate Period: a period of time commencing on the date that a Forbearance Default has occurred and ending on the date that such Forbearance Default is cured or waived.

                 Maturity Date: the earliest to occur of (i) December 31, 2001,
            (ii) the expiration of the Forbearance Period and (iii) the date on which Borrower's Obligations are accelerated pursuant to this Loan Agreement.

            (b) Section 1.1 - Additional Definitions. Section 1.1 of the Loan Agreement is amended by inserting the following definitions in appropriate alphabetical order:

                 Forbearance Agreement: the Forbearance Agreement and Third
            Amendment to Loan Instruments dated as of June 7, 2001 between Borrower and FINOVA.

                 Forbearance Default: any Event of Default other than the
            Subject Defaults.

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                 Forbearance Period: the period of time (i) commencing on June
         7, 2001 and (ii) ending on the earlier of (A) December 31, 2001 or (B) the date Agent notifies Borrower of the occurrence of a Forbearance Default and of Agent election to terminate the Forbearance Period as a result of such Forbearance Default.

              Operating Revenue: the gross cash revenues of Borrower derived from the operation of its business in the ordinary course and not from any other source (such as payments on account of notes receivable, Equity Contribution Proceeds or asset sales outside the ordinary course of business).

              Non-Operating Revenue: the gross cash revenues of Borrower derived from sources outside the operation of its business in the ordinary course (such as payments on account of notes receivable, Equity Contribution Proceeds or asset sales outside the ordinary course of business).

              Subject Defaults: the Events of Default described on Exhibit A attached to the Forbearance Agreement.

         (c) Subsection 2.2.1. Subsection 2.2.1 of the Loan Agreement is deleted in its entirety and the following is substituted therefor:

              "2.2.1 Interest Rate. Except as provided in Section 2.5, the Principal Balance shall bear interest at the Base Rate from time to time in effect plus 6.0% per annum."

         (d) Subsection 2.2.2. Subsection 2.2.2 of the Loan Agreement is deleted in its entirety and the following is substituted therefor.

              "2.2.2 Intentionally Omitted."

              (e) Subsection 2.2.3. Subsection 2.2.3 of the Loan Agreement is deleted in its entirety and the following is substituted therefor:

              "2.2.3 Interest Computation. Interest shall be computed on the basis of a year consisting of 360 days and charged for the actual number of days during the period for which interest is being charged. In computing interest, the Closing Date shall be included and the date of payment shall be excluded."

         (f) Subsection 2.2.5. Subsection 2.2.5 of the Loan Agreement is deleted in its entirety and the following is substituted therefor:

              "2.2.5 Intentionally Omitted."

         (g) Section 2.3. Section 2.3 of the Loan Agreement and each subsection contained therein are deleted in their entirety and the following is substituted therefor:

              "2.3 Intentionally Omitted."

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         (h)      Subsection 2.4. Subsection 2.4 of the Loan Agreement and each subsection contained therein are deleted in their entirety and the following is substituted therefor:

         "2.4 Principal and Interest Payments.

                  2.4.1 Interest. Except as otherwise provided in subsection 2.8.1(c) and 2.8.2(e), interest which accrues during the Forbearance Period shall be added to the Principal Balance monthly in arrears on the first Business Day of each month during the Forbearance Period. All accrued and unpaid interest shall be due and payable in full on the Maturity Date.

                  2.4.2 Principal. The Principal Balance, together with all accrued and unpaid interest thereon an all other sums which then are due and payable pursuant to the terms of the Loan Instruments, shall be due and payable in full on the Maturity Date."

         (i) Section 2.7. Section 2.7 of the Loan Agreement and each subsection contained therein are deleted in their entirety and the following is substituted therefor:

                  "2.7 Fees. All fees previously paid by Borrower to Lenders or added to the Principal Balance were fully earned by Lenders and are non-refundable."

         (j) Subsection 2.8.2. Subsection 2.8.2 of the Loan Agreement and is deleted in its entirety and the following is substituted therefor:

                  "2.8.2 Intentionally Omitted."

        (k) Subsection 6.3.2. Subsection 6.3.2 of the Loan Agreement and is deleted in its entirety and the following is substituted therefor:

                  "6.3.2 Interim Reports. On the fifteenth and thirtieth day of each month:

                           (a) projections of the financial performance of
                  Borrower for the succeeding thirteen weeks, reflecting variances in the projections attached to the Forbearance Agreement as Exhibit B and including a management discussion of actions being taken by Borrower to overcome any negative variances,

                           (b) a statement as to the Cash Equivalents as of such
                  fifteenth or thirtieth day, as applicable; and

                           (c) a statement as to the month to date total revenue
                  of Borrower,

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         all in reasonable detail, containing such information as Lenders reasonably require, and certified as complete and correct, subject to normal year-end adjustments, by the Chief Financial Officer of Borrower."

         (l) Section 6.17. Section 6.17 of the Loan Agreement and is deleted in its entirety and the following is substituted therefor:

                  "6.17 Intentionally Omitted."

         (m) Section 7.5. Section 7.5 of the Loan Agreement and is deleted in its entirety and the following is substituted therefor:

                  "7.5 Distributions. Make any dividends, distributions or other shareholder expenditures with respect to the Borrower Capital Stock or apply any of its Property to the purchase, redemption or other retirement of, or set apart any sum for the payment of, or make any other distribution by reduction of capital or otherwise in respect of, any of the Borrower Capital Stock."

         (n) Section 7.18. Section 7.18 of the Loan Agreement and is deleted in its entirety and the following is substituted therefor:

                  "7.18 Minimum Cash Balance. Permit the Cash Equivalents to be less than $300,000 at any time."

         (o) Section 7.19. Section 7.19 of the Loan Agreement and is deleted in its entirety and the following is substituted therefor:

                  "7.19 Minimum Monthly Operating Revenue. Permit the Operating Revenue to be less than (i) $1,615,000 per month through September, 2001 or (ii) $1,710,000 per month for any month after September, 2001."

         (p) Section 7.20. Section 7.20 of the Loan Agreement and is deleted in its entirety and the following is substituted therefor:

                  "7.20 Additional Capital. Fail to raise at least $750,000 of Non-Operating Revenue prior to September 30, 2001."

         (q)      Section 7.22. The following is added to the Loan Agreement as
Section 7.22 thereof:

                  "7.22 Trade Debt Settlements. Expend more than $500,000 of the Cash Equivalents as of June 1, 2001 plus $250,000 of Non-Operating Revenue raised after June 1, 2001 for the purpose of obtaining forbearances or compromises of accrued and unpaid accounts payable of Borrower."

         (r) Subsection 8.1.2. Subsection 8.1.2 of the Loan Agreement is deleted in its entirety and the following is substituted therefor:

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                           "8.1.2 Breach of Covenants.

                           (a) If Borrower shall fail to observe or perform any
                  covenant agreement made by Borrower contained in Section 6.1, 6.2, 6.5, 6.6, 6.9, 6.10, 6.11, 6.13, 6.14, or 6.16,
                  subsection 6.3.2 or in Article VII; or

                           (b) If any Obligor shall fail to observe or perform
                  any covenant agreement (other than those referred to in subparagraph (a) or (b) above specifically addressed elsewhere in this Section 8.1) made by such Person in any of the Loan Instruments to which such Person is a party, and such failure shall continue for a period of 30 days after written notice of such failure is given by Lenders."

                  (s) Subsection 8.1.13. The following is added to the Loan Agreement as subsection 8.1.13 thereof:

                           "8.1.13 Subordinated Indebtedness. If any payment is
                  made on or in respect of the Indebtedness for Borrowed Money evidenced by the Aquis Group 11% Convertible Debenture, if the payment of such Indebtedness for Borrowed Money is accelerated or if any holder of such Indebtedness for Borrowed Money takes any action to collect such Indebtedness for Borrowed Money."

         4. Forbearance. FINOVA agrees that, during the Forbearance Period, FINOVA will not accelarate Borrower's Obligations solely on account of the Subject Defaults or exercise any of its rights or remedies under the Loan Agreement or any of the other Loan Instruments arising solely on account of the Subject Defaults. FINOVA's agreement to forbear from accelerating Borrower's Obligations and exercising its rights with respect to the Subject Defaults as set forth herein (i) shall not be deemed to extend to any Forebearance Default which has arisen or may arise hereafter, whether or not known to FINOVA or Borrower on the date hereof, (ii) is temporary and limited in nature, (iii) shall not be deemed to effect any amendment of the Loan Agreement or any of the other Loan Instruments, all of which shall remain in full force and effect in accordance with their respective terms except as amended hereby, (iv) shall not constitute a waiver of the Subject Defaults, (v) shall not be deemed to establish a custom or course of dealing between Borrower and FINOVA and (vi) shall not be deemed to require FINOVA to give notice of any Forbearance Default or any other notice whatsoever.

        6. References. From and after the date hereof, all terms used in the Loan Instruments which are defined in the Loan Agreement shall be deemed to refer to such terms as amended by this Agreement. This Agreement shall constitute a "Loan Instrument."

         7. Representations and Warranties. Borrower hereby confirms to FINOVA that the representations and warranties set forth in the Loan Instruments to which Borrower is a party are true and correct in all material respects as of the date hereof, and shall be deemed to be remade as of the date hereof. Borrower represents and warrants to FINOVA that (i) Borrower has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder, (ii) upon the execution and delivery hereof, this Agreement will be valid, binding and

                                      -6-
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enforceable upon Borrower in accordance with its terms, (iii) the execution and delivery of the Agreement does not and will not contravene, conflict with, violate or constitute a default under (A) its articles of incorporation or by-laws or (B) any applicable law, rule, regulation, judgment decree or order or any agreement, indenture or instrument to which Borrower is a party or bound or which is binding upon or applicable to all or any portion of Borrower's Property and (iv) as of the date hereof no Incipient Default or Event of Default exists other than the Subject Defaults. Borrower further represents and warrants to FINOVA attached hereto as Exhibit B projections of the future operations of Borrower for the periods therein stated, and that such projections represent the best estimates of future performance of Borrower believed by Borrower to be reasonable as of the date hereof.

         8. Cost and Expenses. Borrower agrees to reimburse FINOVA for all fees and expenses incurred in the preparation, negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby, including, without limitation, the fees and expenses of counsel for FINOVA.

         9. No Further Amendments; Ratification of Liability. Except as amended hereby, the Loan Agreement and each of the other Loan Instruments shall remain in full force and effect in accordance with their respective terms. Borrower hereby ratifies and confirms its liabilities, obligations and agreements under the Loan Agreement and the other Loan Instruments, all as amended by this Agreement, and the Liens created thereby, and acknowledges that (i) it has no defenses, claims or set-offs to the enforcement by FINOVA of such liabilities, obligations and agreements, (ii) FINOVA has fully performed all obligations to Borrower which it may have had or has on and as of the date hereof and (iii) other than as specifically set forth herein, FINOVA does not waive, diminish or limit any term or condition contained in the Loan Agreement or the other Loan Instruments. The Loan Instruments, as amended by this Agreement, contain the entire agreement between FINOVA and Borrower with respect to the transactions contemplated hereby.

         10. Release of Claims. In consideration of FINOVA's agreement to forbear contained in this Agreement, Borrower hereby irrevocably releases and forever discharges FINOVA and its affiliates, subsidiaries, successors, assigns, directors, officers, employees, agents and attorneys (each, a "Released Person") of and from all damages, losses, claims, demands, liabilities, obligations, actions and causes of action whatsoever which Borrower may now have or claim to have against any Released Person on account of or in any way touching, concerning, arising out of or founded upon the Loan Agreement and the other Loan Instruments, whether presently known or unknown and of every nature and extent whatsoever.

         11. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument.

         12. Further Assurances. Borrower covenants and agrees that it will at any time and from time to time do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, all such further acts, documents and instruments as reasonably may be required by FINOVA in order to effectuate fully the intent of this Agreement.

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         13. Severability. If any term or provision of this Agreement or the application thereof to any party or circumstance shall be held to be invalid, illegal or unenforceable in respect by a court of competent jurisdiction, the validity, legality and enforceability of remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby, and the affected term or provision shall be modified to the minimum extent permitted by law so as most fully to achieve the intention of this Agreement.

         14. Captions. The captions in this Agreement are inserted for convenience and reference only and in no way define, describe or limit the scope or intent of this Agreement and any of the provisions hereof.

         15. APPLICABLE LAW. THIS AGREEMENT AND THE OTHER LOAN INSTRUMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS AND DECISIONS OF THE STATE OF ARIZONA. FOR PURPOSES OF THIS SECTION 15, THIS AGREEMENT SHALL BE DEEMED TO BE PERFORMED AND MADE IN THE STATE OF ARIZONA.

         16. JURISDICTION AND VENUE. BORROWER HEREBY AGREES THAT ALL ACTIONS OR PROCEEDINGS INITIATED BY BORROWER AND ARISING DIRECTLY OR INDIRECTLY OUT OF THIS AGREEMENT OR ANY OTHER LOAN INSTRUMENT SHALL BE LITIGATED IN THE SUPERIOR COURT OF MARICOPA COUNTY, OR THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF ARIZONA OR, IF FINOVA INITIATES SUCH ACTION, IN ADDITION TO THE FOREGOING COURTS, ANY COURT IN WHICH FINOVA SHALL INITIATE OR TO WHICH FINOVA SHALL REMOVE SUCH ACTION, TO THE EXTENT SUCH COURT HAS JURISDICTION. BORROWER HEREBY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED BY FINOVA IN OR REMOVED BY FINOVA TO ANY OF SUCH COURTS, AND HEREBY AGREES THAT PERSONAL SERVICE OF THE SUMMONS AND COMPLAINT, OR OTHER PROCESS OR PAPERS ISSUED THEREIN MAY BE SERVED IN THE MANNER PROVIDED FOR NOTICES HEREIN, AND AGREES THAT SERVICE OF SUCH SUMMONS AND COMPLAINT OR OTHER PROCESS OR PAPERS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO BORROWER AT THE ADDRESS TO WHICH NOTICES ARE TO BE SENT PURSUANT TO SECTION 12.1 OF THE LOAN AGREEMENT. BORROWER WAIVES ANY CLAIM THAT MARICOPA COUNTY, ARIZONA OR THE DISTRICT OF ARIZONA IS AN INCONVENIENT FORUM OR AN IMPROPER FORUM BASED ON LACK OF VENUE. TO THE EXTENT PROVIDED BY LAW, SHOULD BORROWER, AFTER BEING SO SERVED, FAIL TO APPEAR OR ANSWER TO ANY SUMMONS, COMPLAINT, PROCESS OR PAPERS SO SERVED WITHIN THE NUMBER OF DAYS PRESCRIBED BY LAW AFTER THE MAILING THEREOF, BORROWER SHALL BE DEEMED IN DEFAULT AND AN ORDER AND/OR JUDGMENT MAY BE ENTERED BY THE COURT AGAINST BORROWER AS DEMANDED OR PRAYED FOR IN SUCH SUMMONS, COMPLAINT, PROCESS OR PAPERS. THE EXCLUSIVE CHOICE OF FORUM FOR BORROWER SET FORTH IN THIS SECTION 16 SHALL NOT BE DEEMED TO PRECLUDE THE ENFORCEMENT BY FINOVA OF ANY JUDGMENT OBTAINED IN ANY OTHER FORUM OR THE

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TAKING BY FINOVA OF ANY ACTION TO ENFORCE THE SAME IN ANY OTHER APPROPRIATE
JURISRICTION, AND BORROWER HEREBY WAIVES THE RIGHT TO COLLATERALLY ATTACK ANY SUCH JUDGMENT OR ACTION.

         17. WAIVER OF RIGHT TO JURY TRIAL. FINOVA AND BORROWER ACKNOWLEDGE AND AGREE THAT ANY CONTROVERSY WHICH MAY ARISE UNDER ANY OF THE LOAN INSTRUMENTS OR WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED THEREBY WOULD BE BASED UPON DIFFICULT AND COMPLEX ISSUES AND, THEREFORE, THE PARTIES AGREE THAT ANY LAWSUIT ARISING OUT OF ANY SUCH CONTROVERSY WILL BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

   [remainder of this page intentionally left blank; signature page follows]

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         IN WITNESS WHEREOF, this Agreement has been executed and delivered by each of the parties hereto by a duly authorized officer of each such party on the date first set forth above.

                                       AQUIS WIRELESS COMMUNICATIONS,
                                       INC., a Delaware corporation

                                       By: /s/ John B. Frieling
                                           ------------------------------------
                                           John B. Frieling
                                           Chief Executive Officer


                                      FINOVA CAPITAL CORPORATION, a
                                      Delaware corporation

                                      By:  /s/ Lawrence J. Jadlocki
                                           ------------------------------------
                                           Lawerence J. Jadlocki
                                           Vice President and Director

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                                    EXHIBIT A

                                SUBJECT DEFAULTS

1. Failure of Borrower to make payments of interest on Borrower's Obligations as required under subsections 2.2.3 and 2.4.1 on the first Business Day of February, March, April, May and June, 2001.

2. Failure of Borrower to pay to Lenders the fees required to be paid under subsections 2.7.4, 2.7.5 and 2.7.6.

3. Failure of Borrower to comply with the financial covenants set forth in Sections 7.18, 7.19 and 7.20 of the Loan Agreement for the quarters ended September 30, 2000, December 31, 2000 and March 31, 2001.

4. Failure of Borrower to deliver the financial statements and other information required under subsections 6.3.1, 6.3.2, 6.3.4 and 6.3.5 for the year 2000 and for January, February, March and April of 2001.

5. Default by Aquis Group of its obligations under the Aquis Group 11% Convertible Debenture.

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